Exhibit 4.8
EXECUTION COPY
PLEDGE AND SECURITY AGREEMENT
dated as of August 14, 2009
among
EACH OF THE GRANTORS PARTY HERETO
and
THE BANK OF NEW YORK MELLON,
as Collateral Trustee

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PAGE
9.2 Application of Proceeds	25
9.3 Sales on Credit	25
9.4 Investment Related Property	25
9.5 Grant of Intellectual Property License	25
9.6 Intellectual Property	26
9.7 Cash Proceeds; Deposit Accounts	27
9.8 Gaming Laws	27

SECTION 10. COLLATERAL TRUSTEE	28

SECTION 11. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS	28

SECTION 12. STANDARD OF CARE; COLLATERAL TRUSTEE MAY PERFORM	28

SECTION 13. MISCELLANEOUS	29

SCHEDULE 5.1 — GENERAL INFORMATION

SCHEDULE 5.2 — COLLATERAL IDENTIFICATION

SCHEDULE 5.4 — FINANCING STATEMENTS

SCHEDULE 5.6 — INTELLECTUAL PROPERTY CLAIMS

EXHIBIT A — FORM OF PLEDGE SUPPLEMENT

EXHIBIT B — FORM OF RESTRICTED ACCOUNT AND SECURITIES ACCOUNT CONTROL AGREEMENT

EXHIBIT C — FORM OF UNCERTIFICATED SECURITIES CONTROL AGREEMENT

EXHIBIT D — FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

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          This PLEDGE AND SECURITY AGREEMENT, dated as of August 14, 2009 (this “Agreement”), among American Casino & Entertainment Properties LLC, a Delaware limited liability company (“ACEP”), ACEP Finance Corp., a Delaware corporation (“ACEP Finance” and together with ACEP, the “Issuers”), and each of the subsidiaries of ACEP party hereto from time to time, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (together with the Issuers, each individually, a “Grantor” and collectively, the “Grantors”), and The Bank of New York Mellon, as collateral trustee for the Secured Parties (as herein defined) (in such capacity, together with its successors and permitted assigns, the “Collateral Trustee”).
RECITALS:
          WHEREAS, reference is made to (a) that certain Indenture, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among ACEP, ACEP Finance, each other Grantor and The Bank of New York Mellon, as indenture trustee and (b) that certain Collateral Trust Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”), by and among ACEP, ACEP Finance, each other Grantor and the Collateral Trustee;
          WHEREAS, in order to secure the Grantors’ obligations under the Indenture and under any other Secured Debt Document, each Grantor intends to grant the Collateral Trustee, for the benefit of the Secured Parties, a Lien on the Collateral on the terms and subject to the conditions contained herein; and
          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Trustee agree as follows:
SECTION 1. DEFINITIONS.
     1.1 General Definitions. In this Agreement, the following terms shall have the following meanings:
          “ACEP” shall have the meaning set forth in the preamble.
          “ACEP Finance” shall have the meaning set forth in the preamble.
          “Additional Grantors” shall have the meaning assigned in Section 7.2.
          “Agreement” shall have the meaning set forth in the preamble.
          “Assigned Agreements” shall mean all agreements, contracts and documents to which any Grantor is a party as of the date hereof, or to which any Grantor becomes a party after the date hereof, as each such agreement, contract and document may be amended, restated, supplemented or otherwise modified from time to time.
          “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
          “Cash Proceeds” shall have the meaning assigned in Section 9.7.

          “Collateral” shall have the meaning assigned in Section 2.1.
          “Collateral Account” shall mean any account established by the Collateral Trustee.
          “Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.
          “Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.
          “Collateral Trust Agreement” shall have the meaning set forth in the recitals.
          “Collateral Trustee” shall have the meaning set forth in the preamble.
          “Control” shall mean: (1) with respect to any Deposit Accounts, control within the meaning of Section 9-104 of the UCC, (2) with respect to any Securities Accounts, Security Entitlements, Commodity Contract or Commodity Account, control within the meaning of Section 9-106 of the UCC, (3) with respect to any Uncertificated Securities, control within the meaning of Section 8-106(c) of the UCC, (4) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (5) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (6) with respect to Letter-of-Credit Rights, control within the meaning of Section 9-107 of the UCC and (7) with respect to any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.
          “Copyright Licenses” shall mean any and all agreements, licenses and covenants to which a Grantor is a party providing for the granting of any right in or to any Copyright or otherwise providing for a covenant not to sue for infringement or other violation of any Copyright (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Material Copyright Licenses” (as such schedule may be amended or supplemented from time to time).
          “Copyrights” shall mean all United States, and foreign copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software, databases, and designs, and all mask works (as that term is defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, as well as all moral rights, reversionary interests, and termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations required to be listed in Schedule 5.2(II) under the heading “Copyrights” (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.
          “Excluded Asset” shall mean any asset of any Grantor excluded from the security interest hereunder by virtue of Section 2.2 but only to the extent, and for so long as, so excluded thereunder.
          “Excluded Equity Interests” shall mean the Capital Stock or any other Equity Interest of the Issuers or any of their Subsidiaries.
          “Governmental Authority” shall mean any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government and shall include, without limitation, any Gaming Authority.
          “Grantors” shall have the meaning set forth in the preamble.
          “Indenture” shall have the meaning set forth in the recitals.
          “Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Trustee is the loss payee thereof) and (ii) any key man life insurance policies.
          “Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under the United States, multinational or foreign laws or otherwise, including without limitation, Copyrights, Patents, Trademarks and Trade Secrets, and the right to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.
          “Intellectual Property Licenses” shall mean all Copyright Licenses, Patent Licenses, Trademark Licenses and Trade Secret Licenses.
          “Intellectual Property Security Agreement” shall mean each intellectual property security agreement to be executed and delivered by the applicable Grantors, substantially in the form set forth in Exhibit D.
          “Investment Accounts” shall mean the Collateral Account, Securities Accounts, Commodities Accounts and Deposit Accounts.
          “Investment Related Property” shall mean (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all Pledged Debt, Investment Accounts and certificates of deposit, in each case regardless of whether classified as investment property under the UCC. Notwithstanding the foregoing, Investment Related Property shall not include any Excluded Equity Interests.
          “Material Adverse Effect” shall mean a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Grantors, taken as a whole.
          “Material Copyright Licenses” shall mean all Copyright Licenses pursuant to which a Grantor is the licensee or licensor and exclusively licenses in or out Copyrights from or to a third party.
          “Material Patent Licenses” shall mean all Patent Licenses pursuant to which a Grantor is the licensee or licensor and exclusively licenses in or out Patents from or to a third party.
          “Material Trade Secret Licenses” shall mean all Trade Secret Licenses pursuant to which a Grantor is the licensee or licensor and exclusively licenses in or out Trade Secrets from or to a third party.
          “Material Trademark Licenses” shall mean all Trademark Licenses pursuant to which a Grantor is the licensee or licensor and exclusively licenses in or out Trade Secrets from or to a third party.
          “Patent Licenses” shall mean all agreements, licenses and covenants to which a Grantor is party providing for the granting of any right in or to any Patent or otherwise providing for a covenant not to sue for infringement or other violation of any Patent (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Material Patent Licenses” (as such schedule may be amended or supplemented from time to time).
          “Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, without limitation: (i) each patent and patent application required to be listed in Schedule 5.2(II) under the heading “Patents” (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all patentable inventions and improvements thereto, (iv) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.
          “Permits” shall mean all licenses, permits, approvals, franchises, concessions, entitlements, registrations, findings or suitability and other authorizations issued by any Governmental Authority, excluding any Gaming License.
          “Pledge Supplement” shall mean any supplement to this agreement in substantially the form of Exhibit A.
          “Pledged Debt” shall mean all indebtedness for borrowed money owed to such Grantor, whether or not evidenced by any Instrument, including, without limitation, all indebtedness described on Schedule 5.2(I) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments, if any, evidencing such any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.
          “Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible, Payment Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.
          “Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.
          “Secured Debt Event of Default” means any event or condition which, under the terms of any Secured Debt Document governing any Series of Secured Debt causes, or permits holders of Secured Debt outstanding thereunder to cause, the Secured Debt outstanding thereunder to become immediately due and payable.
          “Secured Debt Obligations” shall mean the “Secured Debt Obligations” as defined in the Collateral Trust Agreement.
          “Secured Parties” shall mean the “Secured Parties” as defined in the Collateral Trust Agreement.
          “Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
          “Trade Secret Licenses” shall mean any and all agreements to which a Grantor is party providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Material Trade Secret Licenses” (as such schedule may be amended or supplemented from time to time).
          “Trade Secrets” shall mean all trade secrets and all other confidential information or confidential know how, whether or not the foregoing has been reduced to a writing or other tangible form, and with respect to any such trade secrets: (i) the right to sue or otherwise recover for any past, present and future misappropriation or other violation thereof, (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto; and (iii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.
          “Trademark Licenses” shall mean any and all agreements, licenses and covenants to which a Grantor is party providing for the granting of any right in or to any Trademark or otherwise providing for a covenant not to sue for infringement, dilution or other violation of any Trademark or permitting co-existence with respect to a Trademark (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Material Trademark Licenses” (as such schedule may be amended or supplemented from time to time).
          “Trademarks” shall mean all United States and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers and designs, whether or not registered, and with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2(II) under the heading “Trademarks”(as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to related goodwill, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.
          “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.
          “United States” shall mean the United States of America.
     1.2 Definitions; Interpretation.
          (a) In this Agreement, the following capitalized terms shall have the meaning given to them in the UCC (and, if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof): Account, Account Debtor, As-Extracted Collateral, Bank, Certificated Security, Chattel Paper, Consignee, Consignment, Consignor, Commercial

Tort Claims, Commodity Account, Commodity Contract, Commodity Intermediary, Deposit Account, Document, Entitlement Order, Equipment, Electronic Chattel Paper, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivable, Instrument, Inventory, Letter-of-Credit Right, Manufactured Home, Money, Payment Intangible, Proceeds, Record, Securities Account, Securities Intermediary, Security Certificate, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.
          (b) All other capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture or the Collateral Trust Agreement, as applicable. The incorporation by reference of terms defined in the Indenture shall survive any termination of the Indenture until this Agreement is terminated as provided in Section 11. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. If any conflict or inconsistency exists between this Agreement and the Indenture or the Collateral Trust Agreement, as applicable, the Indenture or the Collateral Trust Agreement, as applicable, shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.
SECTION 2. GRANT OF SECURITY.
     2.1 Grant of Security. Each Grantor hereby grants to the Collateral Trustee a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired, developed, created or arising and wherever located (subject to Section 2.2, all of which being hereinafter collectively referred to as the “Collateral”):
          (a) Accounts;
          (b) Chattel Paper;
          (c) Documents;
          (d) General Intangibles;
          (e) Goods (including, without limitation, Inventory and Equipment);
          (f) Instruments;
          (g) Insurance;
          (h) Intellectual Property;

          (i) Intellectual Property Licenses;
          (j) Investment Related Property (including, without limitation, Deposit Accounts);
          (k) Letter-of-Credit Rights;
          (l) Money;
          (m) Receivables and Receivable Records;
          (n) Permits;
          (o) Assigned Agreements;
          (p) Commercial Tort Claims now or hereafter described on Schedule 5.2;
          (q) to the extent not otherwise included above, all other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and
          (r) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.
     2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 attach to (a) any assets to the extent that, and for so long as, creating a security interest in such assets would violate any applicable law or regulation (including any Gaming Law) (unless such law or regulation would be rendered ineffective with respect to the creation of a security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); provided, that in the event any such law or regulation is amended, modified or interpreted by the relevant governmental authority to permit (or is replaced with another law or regulation or another law or regulation is adopted, which would permit) a security interest in such assets to be granted in favor of the Collateral Trustee, then the Collateral shall include (and such security interest shall attach to) such assets at such time; (b) any assets acquired after the date hereof in an aggregate amount not to exceed $10,000,000, which amount shall be increased by an additional $5,000,000 on June 15, 2010 and each anniversary thereof while the Notes are outstanding to the extent that, and for so long as, creating a security interest in such assets would violate an enforceable contractual obligation binding on such acquired assets that (i) existed at the time of acquisition thereof, (ii) applies only to such acquired assets and (iii) was not created or made binding on the assets in contemplation of or in connection with the acquisition of such assets (other than, in the case of joint ventures or similar arrangements otherwise permitted under the indenture, customary limitations on assignment entered into in connection with the formation of such joint venture or similar arrangement or the addition of other parties thereto) (unless the relevant term or provision of such contractual obligation would be rendered ineffective with respect to the creation of a security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such term or provision of any such contractual obligation, then the Collateral shall include (and such security interest shall attach to) such assets at such time; (c) any

Excluded Equity Interests; (d) any right, title or interest in any license, contract or agreement to which any Grantor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would violate applicable Gaming Laws or a term or provision of such license, contract or agreement to which such Grantor is a party (unless such Gaming Law, term or provision would be rendered ineffective with respect to the creation of a security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); provided, that in the event any such Gaming Law is amended, modified or interpreted by the relevant governmental authority to permit (or is replaced with another law or regulation or another law or regulation is adopted, which would permit) a security interest in such rights, titles and interests to be granted in favor of the collateral trustee, then the Collateral shall include (and such security interest shall attach to) such rights, titles and interests at such time; provided, further, that immediately upon the ineffectiveness, lapse or termination of any such term or provision of any such license, contract or agreement, then the Collateral shall include (and such security interest shall attach to) such rights, titles and interests at such time; provided, further, however, that the exclusions referred to in this clause (d) shall not include any proceeds of any such license, contract or agreement; (e) any equipment or other asset owned by any Grantor that is subject to a purchase money lien or a Capital Lease Obligation, in each case, as permitted in the Indenture, if the contract or other agreement in which the Lien is granted (or the documentation providing for such Capital Lease Obligation) prohibits or requires the consent of any Person other than a Grantor as a condition to the creation of any other security interest on such equipment or asset and, in each case, the prohibition or requirement is permitted under the Indenture; (f) any vehicles or vessels; (g) any Deposit Account maintained solely for the purpose of complying with legal requirements, to the extent such legal requirements prohibit the granting of a Lien thereon, any Deposit Account maintained specifically and exclusively for use in pari mutual wagering and any Deposit Accounts maintained solely to hold amounts that are not the property of any Grantor; (h) any Gaming License or rights thereto or (i) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.
     2.3 Collateral Trust Agreement. Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by such Collateral Trustee hereunder are subject to the provisions of the Collateral Trust Agreement. In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement will govern.
SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.
     3.1 Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Secured Debt Obligations with respect to every Grantor.

     3.2 Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (a) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Trustee or any Secured Party, (b) each Grantor shall remain liable under each of the agreements included in the Collateral to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Trustee nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Trustee nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral and (c) the exercise by the Collateral Trustee of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.
SECTION 4. CERTAIN PERFECTION REQUIREMENTS
     4.1 Delivery Requirements.
          (a) With respect to any Certificated Securities included in the Collateral, each Grantor shall deliver to the Collateral Trustee the Security Certificates evidencing such Certificated Securities duly indorsed by an effective indorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Collateral Trustee or in blank.
          (b) With respect to any Instruments or Tangible Chattel Paper included in the Collateral, each Grantor shall deliver to the Collateral Trustee all such Instruments or Tangible Chattel Paper to the Collateral Trustee duly indorsed in blank.
     4.2 Control Requirements.
          (a) With respect to any Deposit Accounts, Securities Accounts, Security Entitlements, Commodity Accounts and Commodity Contracts included in the Collateral, each Grantor shall ensure that the Collateral Trustee has Control thereof. With respect to any Securities Accounts or Securities Entitlements, such Control shall be accomplished by the Grantor causing the Securities Intermediary maintaining such Securities Account or Security Entitlement to enter into an agreement substantially in the form of Exhibit B (or such other agreement in form and substance reasonably satisfactory to the Collateral Trustee) pursuant to which the Securities Intermediary shall agree to comply with the Collateral Trustee’s Entitlement Orders without further consent by such Grantor upon a Secured Debt Event of Default. With respect to any Deposit Account, each Grantor shall cause the depositary institution maintaining such account to enter into an agreement substantially in the form of Exhibit B (or such other agreement in form and substance reasonably satisfactory to the Collateral Trustee), pursuant to which the Bank shall agree to comply with the Collateral Trustee’s instructions with respect to disposition of funds in the Deposit Account without further consent by such Grantor upon a Secured Debt Event of Default. With respect to any Commodity Accounts or Commodity Contracts, such Control shall be accomplished by the Grantor causing the Commodity Intermediary maintaining such Commodity Account or Commodity Contract to enter into an agreement substantially in the form of Exhibit B with appropriate revisions relating to Commodity Accounts and Commodity Contracts (or such other agreement in form and substance reasonably satisfactory to the Collateral Trustee) pursuant to which the Commodity Intermediary shall agree to comply with the Collateral Trustee’s instructions without further consent by such Grantor upon a Secured Debt Event of Default.
          (b) With respect to any Uncertificated Security included in the Collateral (other than any Uncertificated Securities credited to a Securities Account), each Grantor shall cause the issuer of such Uncertificated Security to either (i) register the Collateral Trustee as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement substantially in the form of Exhibit C hereto (or such other agreement in form and substance reasonably satisfactory to the Collateral Trustee), pursuant to which such issuer agrees to comply with the Collateral Trustee’s instructions with respect to such Uncertificated Security without further consent by such Grantor.
          (c) With respect to any material Letter-of-Credit Rights included in the Collateral (other than any Letter-of-Credit Rights constituting a Supporting Obligation for a Receivable in which the Collateral Trustee has a valid and perfected security interest), each Grantor shall ensure that the Collateral Trustee has Control thereof by obtaining the written consent of each issuer of each related letter of credit to the assignment of the proceeds of such letter of credit to the Collateral Trustee.
          (d) With respect any Electronic Chattel Paper or “transferable record”(as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) included in the Collateral, each Grantor shall ensure that the Collateral Trustee has Control thereof.
     4.3 Intellectual Property Recording Requirements.
          (a) In the case of any Collateral (whether now owned or hereafter acquired) consisting of issued U.S. patents and patent applications, each Grantor shall execute and deliver to the Collateral Trustee an Intellectual Property Security Agreement in substantially the form of Exhibit D hereto (or a supplement thereto) covering all such patents and patent applications in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Trustee.
          (b) In the case of any Collateral (whether now owned or hereafter acquired) consisting of U.S. trademark registrations and applications for registration, each Grantor shall execute and deliver to the Collateral Trustee an Intellectual Property Security Agreement in substantially the form of Exhibit D hereto (or a supplement thereto) covering all such trademark registrations and applications for registration in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Trustee.
          (c) In the case of any Collateral (whether now owned or hereafter acquired) consisting of U.S. copyright registrations and exclusive Copyright Licenses in respect of U.S. Copyright registrations for which any Grantor is the licensee and which have been recorded in the U.S. Copyright Office, each Grantor shall execute and deliver to the Collateral Trustee an Intellectual Property Security Agreement in substantially the form of Exhibit D hereto (or a supplement thereto) covering all such copyright registrations and exclusive Copyright Licenses in appropriate form for recordation with the U.S. Copyright Office with respect to the security interest of the Collateral Trustee.

     4.4 Timing and Notice. With respect to any Collateral in existence as of the date hereof, each Grantor shall comply with the requirements of Section 4 on the date hereof and with respect to any Collateral hereafter owned or acquired, each Grantor shall comply with such requirements within 60 days of such Grantor acquiring rights therein. Notwithstanding anything to the contrary contained in this Section 4.4, each Grantor shall (i) within 5 days after the end of each calendar month inform the Collateral Trustee of its acquisition of any Collateral consisting of U.S. copyright registrations or exclusive Copyright Licenses in respect of U.S. copyright registrations for which any Grantor is the licensee and which have been recorded in the U.S. Copyright Office during such calendar month, and take any action required by Section 4 with respect to such Collateral; and (ii) within 5 days after the end of each fiscal quarter inform the Collateral Trustee of its acquisition of any Collateral consisting of U.S. patents, patent applications or trademark registrations or applications for registration during such fiscal quarter, and take any action required by Section 4 with respect to such Collateral.
SECTION 5. REPRESENTATIONS AND WARRANTIES.
     Each Grantor hereby represents and warrants, as of the date hereof, that:
     5.1 Grantor Information and Status.
          (a) Schedules 5.1(A) and 5.1(B) (as such schedules may be amended or supplemented from time to time) set forth under the appropriate headings: (i) the full legal name of such Grantor, (ii) all trade names or other names under which such Grantor currently conducts business, (iii) the type of organization of such Grantor, (iv) the jurisdiction of organization of such Grantor, (v) its organizational identification number, if any and (vi) the jurisdiction where its chief executive office or its sole place of business (or its principal residence if such Grantor is a natural person) is located.
          (b) Except as provided on Schedule 5.1(C), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, within the past two (2) years
          (c) It has not within the last two (2) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 5.1(D) (as such schedule may be amended or supplemented from time to time).
          (d) It has been duly organized and is validly existing as an entity of the type as set forth opposite its name on Schedule 5.1(A) solely under the laws of the jurisdiction as set forth opposite its name on Schedule 5.1(A) and remains duly existing as such. It has not filed any certificates of dissolution or liquidation.
          (e) No Grantor is a “transmitting utility” (as defined in Section 9-102(a)(80) of the UCC).
     5.2 Collateral Identification, Special Collateral.
          (a) Schedule 5.2 (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings all of such Grantor’s: (i) Pledged Debt, (ii)

Securities Accounts, (iii) Deposit Accounts, (iv) Commodity Contracts and Commodity Accounts, (v) all United States and foreign registrations and issuances of and applications for Patents, Trademarks, and Copyrights owned by such Grantor, (vi) all Material Patent Licenses, Material Trademark Licenses, Material Trade Secret Licenses and Material Copyright Licenses, and exclusive Copyright Licenses in respect of U.S. copyright registrations for which such Grantor is the licensee and which have been recorded in the United States Copyright Office, (vii) Commercial Tort Claims, (viii) Letter-of-Credit Rights for letters of credit, and (ix) the name and address of any warehouseman, bailee or other third party in possession of any Inventory, Equipment and other tangible personal property.
          (b) None of the Collateral constitutes, or is the Proceeds of, (i) Farm Products, (ii) As-Extracted Collateral, (iii) Manufactured Homes, (iv) Health-Care-Insurance Receivables; (v) timber to be cut or (vi) aircraft, aircraft engines, satellites, ships or railroad rolling stock.
          (c) All information supplied by such Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.
          (d) Not more than 10% of the value of all personal property included in the Collateral is located in any country other than the United States.
     5.3 Ownership of Collateral and Absence of Other Liens.
          (a) It owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, developed or created (including by way of lease or license), will continue to own or have such rights in each item of the Collateral (except as otherwise permitted by the Indenture or this Agreement), in each case free and clear of any and all Liens, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, other than Permitted Liens.
          (b) Other than any financing statements filed in favor of the Collateral Trustee, no effective financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (i) financing statements for which duly authorized proper termination statements have been delivered to the Collateral Trustee for filing and (ii) financing statements filed in connection with Permitted Liens. Other than the Collateral Trustee and any automatic control in favor of a Bank, Securities Intermediary or Commodity Intermediary maintaining a Deposit Account, Securities Account or Commodity Contract, no Person is in Control of any Collateral.
     5.4 Status of Security Interest.
          (a) Upon the filing of financing statements naming each Grantor as “debtor” and the Collateral Trustee as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 5.4 (as such schedule may be amended or supplemented from time to time), the security interest of the Collateral Trustee in all Collateral that can be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in any jurisdiction will constitute a valid, perfected, first priority Lien subject to any Permitted Liens with respect to Collateral. Each agreement purporting to give the Collateral

Trustee Control over any Collateral is effective to establish the Collateral Trustee’s Control of the Collateral subject thereto.
          (b) To the extent perfection or priority of the security interest therein is not subject to Article 9 of the UCC, upon due and proper recordation of the security interests granted hereunder in U.S. patents and patent applications, U.S. trademark registrations and registrations for applications, and U.S. copyright registrations and exclusive Copyright Licenses under which such Grantor is the licensee and which have been recorded in the United States Copyright Office, in the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to the Collateral Trustee hereunder that can by law be perfected by such recordings shall constitute valid, perfected, first priority Liens (subject to Permitted Liens).
          (c) No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Trustee hereunder or (ii) the exercise by Collateral Trustee of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (a) above, (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities and (C) in the case of cause (ii) above, any applicable Gaming Authority.
          (d) Such Grantor is in compliance with its obligations under Section 4.
     5.5 Goods & Receivables.
          (a) Except where the failure to be so would not reasonably be expected to have a Material Adverse Effect, each Receivable (i) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be enforceable in accordance with its terms, (iii) is not and will not be subject to any credits, rights of recoupment, setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (iv) is and will be in compliance with all applicable laws, whether federal, state, local or foreign.
          (b) None of the Account Debtors in respect of any Receivable in excess of $2,500,000 individually or $10,000,000 in the aggregate is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign. No Receivable in excess of $2,500,000 individually or $10,000,000 in the aggregate requires the consent of the Account Debtor in respect thereof in connection with the security interest hereunder, except any consent which has been obtained.
          (c) Except where the failure to be so would not reasonably be expected to have a Material Adverse Effect, any Goods now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended, and the rules and regulations promulgated thereunder.
     5.6 Intellectual Property.
          (a) It is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property that is attributed to such Grantor on Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time), and owns or, to such Grantor’s knowledge, has the valid right to use all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens other than Permitted Liens.
          (b) All Intellectual Property purported as owned by such Grantor has not been finally adjudged invalid or unenforceable and all such Intellectual Property that has been registered or issued is subsisting, and except in case as would not reasonably be expected to have a Material Adverse Effect, such Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks purported as owned by such Grantor in full force and effect.
          (c) No holding, decision, ruling, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity, enforceability, or scope of, or such Grantor’s right to register, own or use, any Intellectual Property purported as owned by such Grantor and no such action or proceeding (excluding oppositions or challenges brought in connection with applications before the United States Patent and Trademark Office or the United States Copyright Office) is pending or, to such Grantor’s knowledge, threatened.
          (d) All registrations, issuances, and applications for Copyrights, Patents and Trademarks owned by such Grantor are held of record in the name of such Grantor.
          (e) Such Grantor has been using its Trademarks, Patents and Copyrights with all legends and notices required by law, except to the extent that not using such legends will not invalidate any material Trademarks, Patents and Copyrights or result in the loss of such Grantor’s ownership rights therein.
          (f) Such Grantor has taken commercially reasonable steps to protect the confidentiality of its Trade Secrets in accordance with industry standards.
          (g) Such Grantor controls, in all material respects, the nature and quality of all products sold and all services rendered under or in connection with all Trademarks material to such Grantor’s business and has taken commercially reasonable actions to insure that all licensees of the Trademarks owned by such Grantor comply in all material respects with such Grantor’s standards of quality.
          (h) Except as set forth on Schedule 5.6, to such Grantor’s knowledge, the conduct of such Grantor’s business does not infringe, misappropriate, dilute or otherwise violate any Intellectual Property right of any other Person; no claim has been made that the use of any Intellectual Property owned or used by such Grantor (or any of its respective licensees) infringes, misappropriates, dilutes or otherwise violates the asserted rights of any other Person; and no demand that such Grantor enter into a license or co-existence agreement has been made but not resolved.
          (i) Except in each case as would reasonably be expected not to have a Material Adverse Effect, to such Grantor’s knowledge, no Person is infringing, misappropriating, diluting or otherwise violating any rights in any Intellectual Property owned, licensed or used by such Grantor, or any of its respective licensees.

          (j) No settlement or consents, covenants not to sue, co-existence agreements, non-assertion assurances, or releases have been entered into by such Grantor or binds such Grantor in a manner that could materially adversely affect such Grantor’s rights to own, license or use any Intellectual Property that is material to such Grantor’s business.
     5.7 Pledged Debt.
          (a) All of the Pledged Debt issued by ACEP or any of its Subsidiaries owned by such Grantor has been duly authorized, authenticated or issued (to the extent evidenced by an Instrument), and has been delivered to the Collateral Trustee and is the legal, valid and binding obligation of the issuers thereof and is not in default.
          (b) All of the Pledged Debt owned by such Grantor constitutes all of the issued and outstanding intercompany Indebtedness owing to such Grantor.
SECTION 6. COVENANTS AND AGREEMENTS.
Each Grantor hereby covenants and agrees that:
     6.1 Grantor Information & Status. Without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Indenture or any other Secured Debt Document, it shall not change such Grantor’s name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) promptly notified the Collateral Trustee in writing (and, in any event, within sixty (60) days after) of any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Trustee may reasonably request and (b) taken all actions necessary to maintain the continuous validity, perfection and the same or better priority of the Collateral Trustee’s security interest in the Collateral granted or intended to be granted and agreed to hereby, which in the case of any merger or other change in corporate structure shall include, without limitation, executing and delivering to the Collateral Trustee a completed Pledge Supplement (together with all supplements to schedules thereto) upon completion of such merger or other change in corporate structure confirming the grant of the security interest hereunder.
     6.2 Collateral Identification; Special Collateral.
          (a) In the event that it hereafter acquires any Collateral of a type described in Section 5.2(b), it shall promptly notify the Collateral Trustee thereof in writing and take such actions and execute such documents and make such filings all at Grantor’s expense as the Collateral Trustee may reasonably request in order to ensure that the Collateral Trustee has a valid, perfected, first priority security interest in such Collateral, subject to any Permitted Liens. Notwithstanding the foregoing, no Grantor shall be required to notify the Collateral Trustee or take any such action unless such Collateral is of a material value or is material to such Grantor’s business.
          (b) In the event that it hereafter acquires or has any Commercial Tort Claim it shall deliver to the Collateral Trustee a completed Pledge Supplement (together with all supplements to schedules thereto), identifying such new Commercial Tort Claims.

     6.3 Ownership of Collateral and Absence of Other Liens.
          (a) Except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, other than Permitted Liens, and such Grantor shall make reasonable efforts to defend the Collateral against all Persons at any time claiming any interest therein;
          (b) Upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify the Collateral Trustee in writing of any event that may have a material adverse effect on the value of the Collateral or any portion thereof, the ability of any Grantor or the Collateral Trustee to dispose of the Collateral or any portion thereof, or the rights and remedies of the Collateral Trustee in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion thereof.
          (c) It shall not voluntarily sell, transfer or assign (by operation of law or otherwise), permit to lapse, abandon or exclusively license (other than in the ordinary course) to another Person any Collateral, except (x) as otherwise permitted by the Indenture and the other Secured Debt Documents and (y) that the Grantors shall not be required to preserve any such Collateral if such Grantors determine in their reasonable business judgment that the preservation thereof is no longer desirable in the conduct of the business of ACEP and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Secured Parties.
     6.4 Status of Security Interest.
          (a) Subject to the limitations set forth in subsection (b) of this Section 6.4, each Grantor shall maintain the security interest of the Collateral Trustee hereunder in all Collateral as valid, perfected, first priority Liens (subject to Permitted Liens).
          (b) Notwithstanding the foregoing, no Grantor shall be required to take any action to perfect any Collateral that can only be perfected by (i) Control or (ii) federal or foreign filings with respect to Intellectual Property, in each case except as and to the extent specified in Section 4.
     6.5 Goods & Receivables.
          (a) It shall not deliver any Document evidencing any Equipment or Inventory to any Person other than (i) the issuer of such Document to claim the Goods evidenced thereby or (ii) the Collateral Trustee.
          (b) If any Equipment or Inventory is in possession or control of any warehouseman, bailee or other third party (other than a Consignee under a Consignment for which such Grantor is the Consignor), such Grantor shall join with the Collateral Trustee in notifying the third party of the Collateral Trustee’s security interest and obtaining an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Collateral Trustee and will permit the Collateral Trustee to have access to Equipment or Inventory for purposes of inspecting such Collateral or, following a Secured Debt Event of Default, to remove same from such premises if the Collateral Trustee so elects (and the Grantors shall not permit Equipment and Inventory in excess of $5,000,000 in the aggregate to be in the possession or control of such third parties that have provided such an acknowledgment); and with respect to any Goods subject to a Consignment for which such Grantor is the Consignor, such Grantor shall make commercially reasonable efforts to file appropriate financing statements against the Consignee and take such other action as may be reasonably necessary to ensure that the Grantor has a first priority perfected security interest in such Goods.
          (c) It shall keep and maintain at its own cost and expense satisfactory and materially complete records of the Receivables, including, but not limited to, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith.
          (d) Other than in the ordinary course of business (i) it shall not amend, modify, terminate or waive any provision of any Receivable in any manner which could reasonably be expected to have a material adverse effect on the value of such Receivable and (ii) following and during the continuation of a Secured Debt Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof or (z) allow any credit or discount thereon.
          (e) The Collateral Trustee (acting at the direction of the Required Debtholders) shall have the right at any time to notify, or require any Grantor to notify, any Account Debtor of the Collateral Trustee’s security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of a Secured Debt Event of Default, the Collateral Trustee may (acting at the direction of the Required Debtholders): (i) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Trustee; (ii) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Trustee; and (iii) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Trustee notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Trustee if required, in the Collateral Account maintained under the sole dominion and control of the Collateral Trustee, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Trustee hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.
     6.6 Intellectual Property.
          (a) It shall not do any act or omit to do any act whereby any of the Intellectual Property constituting Collateral that is material to the business of such Grantor or otherwise of material value may lapse, or become abandoned, canceled, dedicated to the public, forfeited, unenforceable, or otherwise impaired or which would adversely affect the validity, grant, or enforceability of the security interest granted therein.

          (b) It shall, not with respect to any Trademarks that are material to the business of such Grantor, cease the use of any such Trademarks or fail to maintain in all material respects the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and such Grantor shall take all commercially reasonable steps to insure that licensees of such Trademarks use consistent standards of quality in all material respects.
          (c) It shall give the Collateral Trustee notice, along with the monthly notice, in the case of Copyrights, and the quarterly notice, in the case of Trademarks and Patents, provided pursuant to Section 4.4, if it knows that any item of Intellectual Property constituting Collateral that is material to the business of such Grantor or otherwise of material value has become abandoned or dedicated to the public or placed in the public domain, or any such item of Intellectual Property or any Intellectual Property License that is material to the business of such Grantor or otherwise of material value has become (i) invalid or unenforceable, (ii) subject to any adverse determination or materially adverse development regarding such Grantor’s ownership, registration or use or the validity or enforceability of such item of Intellectual Property or Intellectual Property License (including the institution of, or any adverse development with respect to, proceedings in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court) or (iii) the subject of any reversion or termination rights.
          (d) It shall take all reasonable steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any state registry, to pursue any application and maintain any registration or issuance of each Trademark, Patent, and Copyright, in each case, constituting Collateral that is material to the business of such Grantor or otherwise of material value, owned by or, to the extent it has an obligation to do so, exclusively licensed to any Grantor.
          (e) It shall use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or may in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any Intellectual Property constituting Collateral acquired under such contracts.
          (f) In the event that any Intellectual Property constituting Collateral, owned by or exclusively licensed to such Grantor is infringed, misappropriated, diluted, or otherwise violated by a third party, such Grantor shall promptly take all actions which, in its reasonable business judgment, are necessary and advisable (and as permitted in connection with any licensed Intellectual Property) to stop such infringement, misappropriation, dilution, or other violation and protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages.
          (g) It shall take commercially reasonable steps to protect the secrecy of all Trade Secrets constituting Collateral in accordance with industry standards.
          (h) When reasonably appropriate, it shall use commercially reasonable efforts to use proper statutory notices in connection with its use of any material Trademarks constituting Collateral in accordance with industry standards.

          (i) It shall continue to collect, at its own expense, all amounts, which in Grantor’s reasonable business judgment, are due or are to become due to such Grantor in respect of the Intellectual Property constituting Collateral. In connection with such collections, such Grantor may take (and, at the Collateral Trustee’s reasonable direction, shall take) such action as such Grantor or the Collateral Trustee may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Collateral Trustee shall have the right at any time, to require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.
     6.7 Investment Related Property.
          (a) Except as provided in the next sentence, in the event such Grantor receives any interest or distributions on any Investment Related Property, upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (i) such interest or distributions and any Securities (other than Excluded Equity Interests) or other property shall be included in the definition of Collateral without further action and (ii) such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Trustee over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Trustee) and pending any such action such Grantor shall be deemed to hold such interest, distributions, Securities (other than Excluded Equity Interests) or other property in trust for the benefit of the Collateral Trustee and shall segregate such distributions, Securities (other than Excluded Equity Interests) or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Secured Debt Event of Default shall have occurred and be continuing, the Collateral Trustee authorizes each Grantor to retain all ordinary cash distributions paid in the normal course of the business of the issuer of any applicable Investment Related Property and consistent with the past practice of such issuer and all scheduled payments of interest.
          (b) Except to the extent prohibited by an Secured Debt Document, without the prior written consent of the Collateral Trustee, such Grantor shall not vote to enable or take any other action to waive any default under or breach any of the terms of any Pledged Debt.
          (c) Such Grantor shall notify the Collateral Trustee of any material default under any Pledged Debt.
SECTION 7. FURTHER ASSURANCES; ADDITIONAL GRANTORS.
     7.1 Further Assurances.
          (a) Each Grantor agrees that from time to time, at the reasonable expense of such Grantor, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Collateral Trustee may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:
     (i) file such financing or continuation statements, or amendments thereto, submit for recordation security interests in Intellectual Property constituting Collateral that is registered, issued or applied for in the United States, and otherwise as reasonably requested by the Collateral Agent with respect to material Intellectual

Property registered, issued or applied for outside of the United States, and execute and deliver such other agreements, instruments, endorsements, powers of attorney, applications for approval or notices, as may be necessary or desirable, or as the Collateral Trustee may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;
          (ii) take commercially reasonable actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in any Copyrights, Patents or Trademarks, in each case constituting Collateral, (A) that have been registered, issued or applied for in the United States, with the United States Patent and Trademark Office and the United States Copyright Office and the various Secretaries of State, and (B) with respect to material Copyrights, Patents or Trademarks that have been registered, issued or applied for in foreign jurisdictions, in the appropriate foreign intellectual property registries as reasonably requested by the Collateral Trustee, except to the extent that ACEP certifies to the Collateral Trustee pursuant to an Officer’s Certificate that the costs of obtaining a perfected security interest in such assets substantially exceed the practical benefit of such Collateral to the Secured Parties;
          (iii) at any time during normal business hours, upon reasonable request by the Collateral Trustee or its agents or representatives and in a manner that does not interfere with such Grantor’s business, allow inspection of the Collateral by the Collateral Trustee or its agents or representatives, or persons designated by the Collateral Trustee;
          (iv) at the Collateral Trustee’s reasonable request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Trustee’s security interest in all or any part of the Collateral; and
          (v) furnish the Collateral Trustee with such information regarding the Collateral, including, without limitation, the location thereof, as the Collateral Trustee or its agents or representatives may reasonably request from time to time.
          (b) Each Grantor hereby authorizes the Collateral Trustee to file a Record or Records, including, without limitation, financing or continuation statements, Intellectual Property Security Agreements and amendments and supplements to any of the foregoing, in any jurisdictions and with any filing offices as the Collateral Trustee may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Trustee herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Trustee may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Trustee herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired, developed or created” or words of similar effect. Each Grantor shall furnish to the Collateral Trustee from time to time (but no more than once per fiscal year unless a Secured Debt Event of Default has occurred and is continuing) statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Trustee may reasonably request, all in reasonable detail.
          (c) Each Grantor hereby authorizes the Collateral Trustee to modify this Agreement after obtaining such Grantor’s approval of or signature to such modification by amending Schedule 5.2 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.
     7.2 Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Pledge Supplement. Upon delivery of any such Pledge Supplement to the Collateral Trustee, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.
SECTION 8. COLLATERAL TRUSTEE APPOINTED ATTORNEY-IN-FACT.
     8.1 Power of Attorney. Each Grantor hereby irrevocably appoints the Collateral Trustee (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Trustee or otherwise, from time to time in the Collateral Trustee’s discretion to take any action and to execute any instrument that the Collateral Trustee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement and the Collateral Trust Agreement, in each case, except as may otherwise be expressly provided for in this Section 8.1, solely upon the occurrence and during the continuance of a Secured Debt Event of Default, whether by itself or through agents or representatives, including, without limitation, the following:
          (a) upon the occurrence and during the continuance of any Secured Debt Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Trustee pursuant to any Secured Debt Document;
          (b) upon the occurrence and during the continuance of any Secured Debt Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
          (c) upon the occurrence and during the continuance of any Secured Debt Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;
          (d) upon the occurrence and during the continuance of any Secured Debt Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Trustee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Trustee with respect to any of the Collateral;
          (e) to prepare and file any UCC financing statements against such Grantor as debtor;

          (f) to prepare, sign, and submit for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in any Intellectual Property constituting Collateral in the name of such Grantor as debtor;
          (g) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement or any applicable law relating to the Collateral, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Trustee in its sole discretion, any such payments made by the Collateral Trustee to become obligations of such Grantor to the Collateral Trustee, due and payable immediately without demand; and
          (h) upon the occurrence and during the continuance of any Secured Debt Event of Default, subject to compliance with all applicable Gaming Laws, generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Trustee were the absolute owner thereof for all purposes, and to do, at the Collateral Trustee’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Trustee deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Trustee’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
     8.2 No Duty on the Part of Collateral Trustee or Secured Parties. The powers conferred on the Collateral Trustee hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Trustee or any Secured Party to exercise any such powers. The exercise of any such powers shall be subject to the terms of the Collateral Trust Agreement. The Collateral Trustee and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
SECTION 9. REMEDIES.
     9.1 Generally.
          (a) If any Secured Debt Event of Default shall have occurred and be continuing, the Collateral Trustee and its agents and representatives may, subject to compliance with all applicable Gaming Laws, exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Trustee on default under the UCC or other applicable law to collect, enforce or satisfy any Secured Debt Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:
          (i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Trustee forthwith, assemble all or part of the Collateral as directed by the Collateral Trustee and make it available to the Collateral Trustee at a place to be designated by the Collateral Trustee that is reasonably convenient to both parties;

          (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;
          (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Trustee deems appropriate; and
          (iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Trustee’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Trustee may deem commercially reasonable.
          (b) The Collateral Trustee or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Trustee, as collateral trustee for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Debt Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Trustee at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least twenty (20) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Trustee to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the commercially reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Trustee accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Debt Obligations, Grantors shall be liable for the deficiency and the reasonable out-of-pocket fees of any attorneys employed by the Collateral Trustee to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Trustee, that the Collateral Trustee has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Debt Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way limit the rights of the Collateral Trustee hereunder.
          (c) The Collateral Trustee may sell the Collateral without giving any warranties as to the Collateral. The Collateral Trustee may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
          (d) The Collateral Trustee shall have no obligation to marshal any of the Collateral.
     9.2 Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Trustee in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Trustee in accordance with the Collateral Trust Agreement.
     9.3 Sales on Credit. If Collateral Trustee sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Trustee and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Trustee may resell the Collateral and Grantor shall be credited with proceeds of the sale.
     9.4 Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Trustee may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.
     9.5 Grant of Intellectual Property License. For the purpose of enabling the Collateral Trustee, during the continuance of a Secured Debt Event of Default, to exercise rights and remedies under Section 9 hereof at such time as the Collateral Trustee shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Trustee, to the extent permitted, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, license or sublicense any of the Intellectual Property now owned or hereafter acquired, developed or created by such Grantor constituting Collateral, coextensive with such Grantor’s rights in such Intellectual Property. Such license shall include reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof. The license granted in this Section 9.5 shall be subject the exclusive rights of any licensee under a license constituting a Permitted Lien or any other license permitted under this Agreement or the Indenture.
     9.6 Intellectual Property.
          (a) Anything contained herein to the contrary notwithstanding, in addition to the other rights and remedies provided herein, upon the occurrence and during the continuation of a Secured Debt Event of Default:
          (i) the Collateral Trustee and its agents and representatives shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Trustee or otherwise, in the Collateral Trustee’s sole discretion (acting at the direction of the Required Debtholders), to enforce any Intellectual Property constituting Collateral, in which event such Grantor shall, at the reasonable request of the Collateral Trustee, do any and all lawful acts and execute any and all documents required by the Collateral Trustee in aid of such enforcement, and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Trustee as provided in Section 12 hereof in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Trustee shall elect not to bring suit to enforce any Intellectual Property rights as provided in this Section, each Grantor agrees to use all measures which such Grantor in its reasonable business judgment deems necessary and advisable, whether by action, suit, proceeding or otherwise, to prevent the infringement, misappropriation, dilution or other violation of any of such Grantor’s rights in the Intellectual Property constituting Collateral by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing, misappropriating, diluting or otherwise violating as shall be necessary to prevent such infringement, misappropriation, dilution or other violation;
          (ii) upon written demand from the Collateral Trustee, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Trustee or such Collateral Trustee’s designee all of such Grantor’s right, title and interest in and to any Intellectual Property constituting Collateral and shall execute and deliver to the Collateral Trustee such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;
          (iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Debt Obligations outstanding only to the extent that the Collateral Trustee (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, any such Intellectual Property; and
          (iv) the Collateral Trustee shall have the right to notify any obligors with respect to amounts due or to become due to such Grantor in respect of any Intellectual Property of such Grantor constituting Collateral, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Trustee, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(1)	all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Trustee hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Trustee in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 9.7 hereof; and

(2)	Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.
          (b) If (i) a Secured Debt Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Secured Debt Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Trustee of any rights, title and interests in and to any Intellectual Property of such Grantor constituting Collateral shall have been previously made and shall have become absolute and effective, and (iv) the Secured Debt Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Trustee shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Trustee as aforesaid, subject to any disposition thereof that may have been made by the Collateral Trustee; provided, after giving effect to such reassignment, the Collateral Trustee’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Trustee granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Trustee and the Secured Parties.
     9.7 Cash Proceeds; Deposit Accounts. (a) If any Secured Debt Event of Default shall have occurred and be continuing, in addition to the rights of the Collateral Trustee specified in Section 6.5 with respect to payments of Receivables, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Collateral Trustee, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Trustee in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Trustee, if required) and held by the Collateral Trustee in the Collateral Account. Any Cash Proceeds received by the Collateral Trustee (whether from a Grantor or otherwise) may, in the sole discretion of the Collateral Trustee, (A) be held by the Collateral Trustee for the ratable benefit of the Secured Parties, as collateral security for the Secured Debt Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Trustee against the Secured Debt Obligations then due and owing.
     (b) If any Secured Debt Event of Default shall have occurred and be continuing, the Collateral Trustee may apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Collateral Trustee.
     9.8 Gaming Laws. The exercise of rights and remedies by the Collateral Trustee hereunder shall be subject to compliance with all applicable Gaming Laws. Each Grantor recognizes that with regard to any of the Collateral constituting gaming devices, cashless wagering systems or mobile gaming systems or devices, as defined by the applicable Gaming Laws, the Collateral Trustee may require, as a condition of sale, that any buyer be a licensed manufacturer or distributor under all applicable Gaming Laws, at the time of its purchase of such Collateral, and such condition shall be deemed commercially reasonable.
SECTION 10. COLLATERAL TRUSTEE.
     The Collateral Trustee has been appointed to act as Collateral Trustee hereunder by the Secured Parties. The Collateral Trustee shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the other Secured Debt Documents. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Trustee for the benefit of Secured Parties in accordance with the terms of this Section 10 and the Collateral Trust Agreement. The provisions of the Collateral Trust Agreement relating to the Collateral Trustee including, without limitation, the provisions relating to resignation or removal of the Collateral Trustee and the rights, powers, duties and immunities of the Collateral Trustee are incorporated herein by this reference and shall survive any termination of the Collateral Trust Agreement. For the avoidance of doubt, the Collateral Trustee may exercise or perform all rights and duties under this Agreement by or through agents or other representatives or designees. The Collateral Trustee shall not be bound to take any action hereunder or exercise any of the rights or powers vested in it by this Agreement, except as provided in this Agreement or the Collateral Trust Agreement.
SECTION 11. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.
     Subject to the Collateral Trust Agreement, this Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Debt Obligations, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Trustee hereunder, to the benefit of the Collateral Trustee and its successors, transferees and assigns. Subject to the Collateral Trust Agreement, upon the payment in full of all Secured Debt Obligations, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to the Grantors. Subject to the Collateral Trust Agreement, upon any such termination the Collateral Trustee shall, at the Grantors’ expense, execute and deliver to the Grantors or otherwise authorize the filing of such documents as Grantors shall reasonably request, including financing statement amendments to evidence such termination. Subject to the Collateral Trust Agreement, upon any disposition of property permitted by the Secured Debt Documents, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. Subject to the Collateral Trust Agreement, the Collateral Trustee shall, at the applicable Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as such Grantor shall reasonably request, in form and substance reasonably satisfactory to the Collateral Trustee, including financing statement amendments to evidence such release.
SECTION 12. STANDARD OF CARE; COLLATERAL TRUSTEE MAY PERFORM.
     The powers conferred on the Collateral Trustee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Trustee accords its own property. Neither the Collateral Trustee nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Trustee may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Trustee incurred in connection therewith shall be payable by each Grantor pursuant to the Collateral Trust Agreement.
SECTION 13. MISCELLANEOUS.
     Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 7.6 of the Collateral Trust Agreement. No failure or delay on the part of the Collateral Trustee in the exercise of any power, right or privilege hereunder or under any of the Secured Debt Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Secured Debt Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Secured Debt Default or a Secured Debt Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Trustee and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Collateral Trustee given in accordance with the Collateral Trust Agreement, assign any right, duty or obligation hereunder. This Agreement, the Collateral Trust Agreement and the other Secured Debt Documents embody the entire agreement and understanding between the Grantors and the Collateral Trustee and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Secured Debt Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
     This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
     SUBJECT TO ANY APPLICABLE GAMING LAWS, THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL

CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).
     THE PROVISIONS OF THE COLLATERAL TRUST AGREEMENT UNDER THE HEADINGS “CONSENT TO JURISDICTION” AND “WAIVER OF JURY TRIAL” ARE INCORPORATED HEREIN BY THIS REFERENCE AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE COLLATERAL TRUST AGREEMENT.
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          IN WITNESS WHEREOF, each Grantor and the Collateral Trustee have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

AMERICAN CASINO & ENTERTAINMENT		ACEP FINANCE CORP.,
PROPERTIES LLC,		a Delaware corporation
a Delaware limited liability company
		By:	/S/ Jeffrey Fine
By:	/S/ Jeffrey Fine		Name: Jeffrey Fine
	Name: Jeffrey Fine		Title: Authorized Signatory
Title: Authorized Signatory

STRATOSPHERE LLC,		STRATOSPHERE GAMING LLC,
a Delaware limited liability company		a Nevada limited liability company

By:	/S/ Jeffrey Fine Name: Jeffrey Fine	By:	/S/ Jeffrey Fine Name: Jeffrey Fine
	Title: Authorized Signatory		Title: Authorized Signatory

STRATOSPHERE LAND LLC,		AQUARIUS GAMING LLC,
a Delaware limited liability company		a Nevada limited liability company

By:	/S/ Jeffrey Fine	By:	/S/ Jeffrey Fine
	Name: Jeffrey Fine		Name: Jeffrey Fine
	Title: Authorized Signatory		Title: Authorized Signatory

CHARLIE’S HOLDING LLC,		ARIZONA CHARLIE’S, LLC,
a Delaware limited liability company		a Nevada limited liability company

By:	/S/ Jeffrey Fine	By:	/S/ Jeffrey Fine
	Name: Jeffrey Fine		Name: Jeffrey Fine
	Title: Authorized Signatory		Title: Authorized Signatory

FRESCA, LLC,		STRATOSPHERE DEVELOPMENT, LLC,
a Nevada limited liability company		a Delaware limited liability company

By:	/S/ Jeffrey Fine Name: Jeffrey Fine	By:	/S/ Jeffrey Fine Name: Jeffrey Fine
	Title: Authorized Signatory		Title: Authorized Signatory

STRATOSPHERE LEASING, LLC,		STRATOSPHERE ADVERTISING AGENCY LLC,
a Delaware limited liability company		a Delaware limited liability company

By:	/S/ Jeffrey Fine	By:	/S/ Jeffrey Fine

	Name: Jeffrey Fine Title: Authorized Signatory		Name: Jeffrey Fine Title: Authorized Signatory
Pledge and Security Agreement

W2007 ACEP FIRST MEZZANINE		W2007 ACEP FIRST MEZZANINE A
A GEN-PAR, L.L.C.,		BORROWER, L.P.,
a Delaware limited liability company
a Delaware limited partnership

By:	/S/ Jeffrey Fine Name: Jeffrey Fine
	Title: Authorized Signatory	By:	W2007 ACEP First Mezzanine A
Gen-Par, L.L.C., a Delaware limited liability
company, its general partner

		By:	/S/ Jeffrey Fine Name: Jeffrey Fine
Title: Authorized Signatory

W2007 ACEP FIRST MEZZANINE		W2007 ACEP FIRST MEZZANINE B
B GEN-PAR, L.L.C.,		BORROWER, L.P.,
a Delaware limited liability company
a Delaware limited partnership

By:	/S/ Jeffrey Fine

Name: Jeffrey Fine
	Title: Authorized Signatory	By:	W2007 ACEP First Mezzanine B
Gen-Par, L.L.C., a Delaware limited
liability company, its general partner

		By:	/S/ Jeffrey Fine Name: Jeffrey Fine
Title: Authorized Signatory

W2007 STRATOSPHERE GEN-PAR, L.L.C.,		W2007 STRATOSPHERE PROPCO, L.P.,
a Delaware limited partnership
a Delaware limited liability company

		By:	W2007 Stratosphere Gen-Par, L.L.C.,
a Delaware limited liability company,
its general partner

By:	/S/ Jeffrey Fine
	Name: Jeffrey Fine Title: Authorized Signatory	By:	/S/ Jeffrey Fine Name: Jeffrey Fine Title: Authorized Signatory
Pledge and Security Agreement

W2007 STRATOSPHERE LAND		W2007 STRATOSPHERE LAND PROPCO, L.P.,
GEN-PAR, L.L.C.,		a Delaware limited partnership

a Delaware limited liability company		By:	W2007 Stratosphere Land Gen-Par,
L.L.C., a Delaware limited liability
company, its general partner

By:	/S/ Jeffrey Fine
	Name: Jeffrey Fine		By:	/S/ Jeffrey Fine
	Title: Authorized Signatory			Name: Jeffrey Fine
Title: Authorized Signatory

W2007 AQUARIUS GEN-PAR, L.L.C.,		W2007 AQUARIUS PROPCO, L.P.,
a Delaware limited liability company		a Delaware limited partnership

By:	/S/ Jeffrey Fine	By:	W2007 Aquarius Gen-Par, L.L.C.,
	Name: Jeffrey Fine		a Delaware limited liability company,
	Title: Authorized Signatory		its general partner

			By:	/S/ Jeffrey Fine Name: Jeffrey Fine
Title: Authorized Signatory

W2007 ARIZONA CHARLIE’S GEN-PAR, L.L.C.,		W2007 ARIZONA CHARLIE’S PROPCO, L.P.,
a Delaware limited liability company		a Delaware limited partnership

By:	/S/ Jeffrey Fine	By:	W2007 Arizona Charlie’s Gen-Par,
	Name: Jeffrey Fine		L.L.C.,a Delaware limited liability
	Title: Authorized Signatory		company, its general partner

			By:	/S/ Jeffrey Fine Name: Jeffrey Fine
Title: Authorized Signatory

W2007 FRESCA GEN-PAR, L.L.C.,		W2007 FRESCA PROPCO, L.P.,
a Delaware limited liability company		a Delaware limited partnership

By:	/S/ Jeffrey Fine Name: Jeffrey Fine	By:	W2007 Fresca Gen-Par, L.L.C., a Delaware limited liability company,
	Title: Authorized Signatory		its general partner

		By:	/S/ Jeffrey Fine Name: Jeffrey Fine
Title: Authorized Signatory
Pledge and Security Agreement

THE BANK OF NEW YORK MELLON, as Collateral Trustee
By:	/S/ Anthony Bausa
	Name:	Anthony Bausa
	Title:	Senior Associate

Pledge and Security Agreement

SCHEDULE 5.1
TO PLEDGE AND SECURITY AGREEMENT
GENERAL INFORMATION
(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Chief Executive
Office/Sole Place of
Business (or
Full Legal	Type of	Jurisdiction of	Residence if Grantor
Name	Organization	Organization	is a Natural Person)	Organization I.D.#
American Casino &	Limited liability	DE	2000 Las Vegas
Entertainment	company		Boulevard South,
Properties LLC			Las Vegas, Nevada
89104

ACEP Finance Corp.	Corporation	DE	2000 Las Vegas
Boulevard South,
Las Vegas, Nevada
89104

Aquarius Gaming LLC	Limited liability	NV	2000 Las Vegas
	company		Boulevard South,
Las Vegas, Nevada
89104

Arizona Charlie’s,	Limited liability	NV	2000 Las Vegas
LLC	company		Boulevard South,
Las Vegas, Nevada
89104

Charlie’s Holding	Limited liability	DE	2000 Las Vegas
LLC	company		Boulevard South,
Las Vegas, Nevada
89104

Fresca, LLC	Limited liability	NV	2000 Las Vegas
	company		Boulevard South,
Las Vegas, Nevada
89104

Stratosphere	Limited liability	DE	2000 Las Vegas
Advertising Agency	company		Boulevard South,
LLC			Las Vegas, Nevada
89104

Stratosphere	Limited liability	DE	2000 Las Vegas
Development, LLC	company		Boulevard South,
Las Vegas, Nevada
89104

Stratosphere Gaming	Limited liability	NV	2000 Las Vegas
LLC	company		Boulevard South,
Las Vegas, Nevada
89104
SCHEDULE 5.1-1

Chief Executive
Office/Sole Place of
Business (or
Full Legal	Type of	Jurisdiction of	Residence if Grantor
Name	Organization	Organization	is a Natural Person)	Organization I.D.#
Stratosphere Land	Limited liability	DE	2000 Las Vegas
LLC	company		Boulevard South,
Las Vegas, Nevada
89104

Stratosphere	Limited liability	DE	2000 Las Vegas
Leasing, LLC	company		Boulevard South,
Las Vegas, Nevada
89104

Stratosphere LLC	Limited liability	DE	2000 Las Vegas
	company		Boulevard South,
Las Vegas, Nevada
89104

W2007 ACEP First	Limited partnership	DE	2000 Las Vegas
Mezzanine A			Boulevard South,
Borrower, L.P.			Las Vegas, Nevada
89104

W2007 ACEP First	Limited liability	DE	2000 Las Vegas
Mezzanine A	company		Boulevard South,
Gen-Par, L.L.C.			Las Vegas, Nevada
89104

W2007 ACEP First	Limited partnership	DE	2000 Las Vegas
Mezzanine B			Boulevard South,
Borrower, L.P.			Las Vegas, Nevada
89104

W2007 ACEP First	Limited liability	DE	2000 Las Vegas
Mezzanine B	company		Boulevard South,
Gen-Par, L.L.C.			Las Vegas, Nevada
89104

W2007 Aquarius	Limited liability	DE	2000 Las Vegas
Gen-Par, L.L.C.	company		Boulevard South,
Las Vegas, Nevada
89104

W2007 Aquarius	Limited partnership	DE	2000 Las Vegas
Propco, L.P.			Boulevard South,
Las Vegas, Nevada
89104

W2007 Arizona	Limited liability	DE	2000 Las Vegas
Charlie’s Gen-Par,	company		Boulevard South,
L.L.C.			Las Vegas, Nevada
89104
SCHEDULE 5.1-2

Chief Executive
Office/Sole Place of
Business (or
Full Legal	Type of	Jurisdiction of	Residence if Grantor
Name	Organization	Organization	is a Natural Person)	Organization I.D.#
W2007 Arizona	Limited partnership	DE	2000 Las Vegas
Charlie’s Propco, L.P.			Boulevard South,
Las Vegas, Nevada
89104

W2007 Fresca	Limited liability	DE	2000 Las Vegas
Gen-Par, L.L.C.	company		Boulevard South,
Las Vegas, Nevada
89104

W2007 Fresca	Limited partnership	DE	2000 Las Vegas
Propco, L.P.			Boulevard South,
Las Vegas, Nevada
89104

W2007 Stratosphere	Limited liability	DE	2000 Las Vegas
Gen-Par, L.L.C.	company		Boulevard South,
Las Vegas, Nevada
89104

W2007 Stratosphere	Limited liability	DE	2000 Las Vegas
Land Gen-Par, L.L.C.	company		Boulevard South,
Las Vegas, Nevada
89104

W2007 Stratosphere	Limited partnership	DE	2000 Las Vegas
Land Propco, L.P.			Boulevard South,
Las Vegas, Nevada
89104

W2007 Stratosphere	Limited partnership	DE	2000 Las Vegas
Propco, L.P.			Boulevard South,
Las Vegas, Nevada
89104
(B)	Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:

Full Legal Name	Trade Name or Fictitious Business Name
Aquarius Gaming LLC	Aquarius Casino Resort

Arizona Charlie’s, LLC	Arizona Charlie’s Hotel & Casino; Arizona Charlie’s Decatur

Fresca, LLC	Arizona Charlie’s Boulder; Arizona Charlie’s East

Stratosphere Gaming LLC	Stratosphere Tower Casino & Hotel; Stratosphere Corporation
SCHEDULE 5.1-3

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past two (2) years:

Grantor	Date of Change	Description of Change
American Casino & Entertainment Properties LLC	July 29, 2009	ACEP Finance Corp., a Delaware corporation, was formed as a wholly-owned subsidiary of American Casino & Entertainment Properties LLC.

W2007 ACEP First Mezzanine A Borrower, L.P.	June 25, 2009	W2007 ACEP Second Mezzanine A Borrower, L.P., W2007 ACEP Third Mezzanine A Borrower, L.P., W2007 ACEP Fourth Mezzanine A Borrower, L.P., W2007 ACEP Fifth Mezzanine A Borrower, L.P., W2007 ACEP Sixth Mezzanine A Borrower, L.P.; W2007 ACEP Seventh Mezzanine A Borrower, L.P., W2007 ACEP Eighth Mezzanine A Borrower, L.P. and W2007 ACEP Ninth Mezzanine A Borrower, L.P. merged with and into W2007 ACEP First Mezzanine A Borrower, L.P.

W2007 ACEP First Mezzanine A Gen-Par, L.L.C.	June 25, 2009	W2007 ACEP Second Mezzanine A Gen-Par, L.L.C., W2007 ACEP Third Mezzanine A Gen-Par, L.L.C., W2007 ACEP Fourth Mezzanine A Gen-Par, L.L.C., W2007 ACEP Fifth Mezzanine A Gen-Par, L.L.C., W2007 ACEP Sixth Mezzanine A Gen-Par, L.L.C., W2007 ACEP Seventh Mezzanine A Gen-Par, L.L.C., W2007 ACEP Eighth Mezzanine A Gen-Par, L.L.C. and W2007 ACEP Ninth Mezzanine A Gen-Par, L.L.C. merged with and into W2007 ACEP First Mezzanine A Gen-Par, L.L.C.

W2007 ACEP First Mezzanine B Borrower, L.P.	June 25, 2009	W2007 ACEP Second Mezzanine B Borrower, L.P., W2007 ACEP Third Mezzanine B Borrower, L.P., W2007 ACEP Fourth Mezzanine B Borrower, L.P., W2007 ACEP Fifth Mezzanine B Borrower, L.P., W2007 ACEP Sixth Mezzanine B Borrower, L.P., W2007 ACEP Seventh Mezzanine B Borrower, L.P., W2007 ACEP Eighth Mezzanine B Borrower, L.P. and W2007 ACEP Ninth Mezzanine B Borrower, L.P. merged with and into W2007 ACEP First Mezzanine B Borrower, L.P.

W2007 ACEP First Mezzanine B Gen-Par, L.L.C.	June 25, 2009	W2007 ACEP Second Mezzanine B Gen-Par, L.L.C., W2007 ACEP Third Mezzanine B Gen-Par, L.L.C., W2007 ACEP Fourth Mezzanine B Gen-Par, L.L.C., W2007 ACEP Fifth Mezzanine B Gen-Par, L.L.C., W2007 ACEP Sixth Mezzanine B Gen-Par, L.L.C.,

SCHEDULE 5.1-4

Grantor	Date of Change	Description of Change
W2007 ACEP Seventh Mezzanine B Gen-Par, L.L.C., W2007 ACEP Eighth Mezzanine B Gen-Par, L.L.C. and W2007 ACEP Ninth Mezzanine B Gen-Par, L.L.C. merged with and into W2007 ACEP First Mezzanine B Gen-Par, L.L.C.

W2007 Stratosphere Land Propco, L.P.	February 20, 2008	W2007 Stratosphere Land Propco, L.L.C., a Delaware limited liability company, converted into a Delaware limited partnership, changing its name to W2007 Stratosphere Land Propco, L.P.

	February 19, 2008	Equity VII, LLC, a Delaware limited liability company, merged with and into W2007 Stratosphere Land Propco, L.L.C., a Delaware limited liability company; 90 West Oakey, LLC, a Delaware limited liability company, merged with and into 90 West Oakey Holdings, LLC, a Delaware limited liability company; and 90 West Oakey Holdings, LLC, a Delaware limited liability company, merged with and into W2007 Stratosphere Land Propco, L.L.C., a Delaware limited liability company.

W2007 Stratosphere Propco, L.P.	February 20, 2008	W2007 Stratosphere Propco, L.L.C., a Delaware limited liability company, converted into a Delaware limited partnership, changing its name to W2007 Stratosphere Propco, L.P.

W2007 Aquarius Propco, L.P.	February 20, 2008	W2007 Aquarius Propco, L.L.C., a Delaware limited liability company, converted into a Delaware limited partnership, changing its name to W2007 Aquarius Propco, L.P.

W2007 Arizona Charlie’s Propco, L.P.	February 20, 2008	W2007 Arizona Charlie’s Propco, L.L.C., a Delaware limited liability company, converted into a Delaware limited partnership, changing its name to W2007 Arizona Charlie’s Propco, L.P.

W2007 Fresca Propco, L.P.	February 20, 2008	W2007 Fresca Propco, L.L.C., a Delaware limited liability company, converted into a Delaware limited partnership, changing its name to W2007 Fresca Propco, L.P.

Stratosphere Gaming LLC	February 12, 2008	Stratosphere Gaming Corp., a Nevada corporation, converted into a Nevada limited liability company, changing its name to Stratosphere Gaming LLC

Aquarius Gaming LLC	February 12, 2008	AREP Laughlin Corporation, a Delaware corporation, converted into a Nevada limited liability company, changing its name to Aquarius Gaming LLC

SCHEDULE 5.1-5

Grantor	Date of Change	Description of Change
Stratosphere Land LLC	February 12, 2008	Stratosphere Land Corporation, a Nevada corporation, converted into a Delaware limited liability company, changing its name to Stratosphere Land LLC

	August 30, 2007	Chicago Avenue LV Holdings LLC, LV Acquisitions LLC, Pittsfield Associates LLC and 129-133 WCA LLC, each a Delaware limited liability company, merged with and into Stratosphere Land Corporation, a Nevada corporation

Stratosphere LLC	February 12, 2008	Stratosphere Corporation, a Delaware corporation, converted into a Delaware limited liability company, changing its name to Stratosphere LLC

Stratosphere Advertising Agency LLC	February 12, 2008	Stratosphere Advertising Agency, a Nevada corporation, converted into a Delaware limited liability company, changing its name to Stratosphere Advertising Agency LLC
(D)	Agreements pursuant to which any Grantor is bound as debtor within past two (2) years:

Grantor	Description of Agreement
None.

SCHEDULE 5.1-6

SCHEDULE 5.2
TO PLEDGE AND SECURITY AGREEMENT
COLLATERAL IDENTIFICATION
I. INVESTMENT RELATED PROPERTY
Pledged Debt:

		Principal Amount of
Grantor	Issuer	Instrument	Maturity Date
American Casino & Entertainment Properties LLC	Wells Fargo (Workers Comp CD; non pledgeable)	$886,000	April 22, 2010
Stratosphere Gaming LLC	Wells Fargo (Sales & Use Tax – CD; non pledgeable)	$560,000	October 30, 2009
Aquarius Gaming LLC	Wells Fargo (NV Sales & Use Tax CD; non pledgeable)	$400,000	May 4, 2010
Fresca, LLC	US Bank (State of Nevada Dept of Taxation – CD; non pledgeable)	$11,219.38	September 28, 2009
Securities Account:

Share of Securities
Grantor	Intermediary	Account Number	Account Name
None.
Deposit Accounts:

Name of Depositary
Grantor	Bank	Account Number	Account Name
American Casino & Entertainment Properties LLC	WELLS FARGO BANK, N.A.		Restricted Concentration

American Casino & Entertainment Properties LLC	WELLS FARGO BANK, N.A.		Master General Operating

American Casino & Entertainment Properties LLC	WELLS FARGO BANK, N.A.		Cash Managed Loan Acct.

SCHEDULE 5.2-1

Name of Depositary
Grantor	Bank	Account Number	Account Name
American Casino & Entertainment Properties LLC	WELLS FARGO BANK, N.A.		Tax and Insurance Reserve

American Casino & Entertainment Properties LLC	WELLS FARGO BANK, N.A.		General Operating

American Casino & Entertainment Properties LLC	WELLS FARGO BANK, N.A.		Payroll

Stratosphere Gaming LLC	WELLS FARGO BANK, N.A.		General Operating

Stratosphere Gaming LLC	WELLS FARGO BANK, N.A.		Accounts Payable

Stratosphere Gaming LLC	WELLS FARGO BANK, N.A.		Payroll

Stratosphere Gaming LLC	WELLS FARGO BANK, N.A.		Workers Comp

Stratosphere Gaming LLC	WELLS FARGO BANK, N.A.		Cage /Jackpot

Stratosphere Gaming LLC	WELLS FARGO BANK, N.A.		Pari-Mutual

Stratosphere Gaming LLC	WELLS FARGO BANK, N.A.		Dealers Tips (non pledgeable)

Stratosphere Gaming LLC	WELLS FARGO BANK, N.A.		Visa/Mastercard

Stratosphere Gaming LLC	WELLS FARGO BANK, N.A.		American Express

Stratosphere Gaming LLC	WELLS FARGO BANK, N.A.		Discover

Stratosphere Gaming LLC	WELLS FARGO BANK, N.A.		Debit Cards

Stratosphere Gaming LLC	WELLS FARGO BANK, N.A.		Starbucks Gift Cards

Stratosphere Leasing, LLC	WELLS FARGO BANK, N.A.		Leasing — General Oper

SCHEDULE 5.2-2

Name of Depositary
Grantor	Bank	Account Number	Account Name
Aquarius Gaming LLC	WELLS FARGO BANK, N.A.		General Operating

Aquarius Gaming LLC	WELLS FARGO BANK, N.A.		Payroll

Aquarius Gaming LLC	WELLS FARGO BANK, N.A.		Workers Comp

Aquarius Gaming LLC	WELLS FARGO BANK, N.A.		Cage / Jackpot

Aquarius Gaming LLC	WELLS FARGO BANK, N.A.		Pari-Mutual

Aquarius Gaming LLC	WELLS FARGO BANK, N.A.		Dealer Tips (non pledgeable)

Aquarius Gaming LLC	WELLS FARGO BANK, N.A.		Visa/Mastercard

Aquarius Gaming LLC	WELLS FARGO BANK, N.A.		American Express

Aquarius Gaming LLC	WELLS FARGO BANK, N.A.		Discover

Aquarius Gaming LLC	WELLS FARGO BANK, N.A.		Debit Cards

Aquarius Gaming LLC	WELLS FARGO BANK, N.A.		Starbucks Gift Cards

Arizona Charlie’s, LLC (Decatur)	WELLS FARGO BANK, N.A.		General Operating

Arizona Charlie’s, LLC (Decatur)	WELLS FARGO BANK, N.A.		Payroll

Arizona Charlie’s, LLC (Decatur)	WELLS FARGO BANK, N.A.		Workers Comp

Arizona Charlie’s, LLC (Decatur)	WELLS FARGO BANK, N.A.		Cage Acct

Arizona Charlie’s, LLC (Decatur)	WELLS FARGO BANK, N.A.		Pari-Mutual

Arizona Charlie’s, LLC (Decatur)	WELLS FARGO BANK, N.A.		Dealers Tokes (non pledgeable)

Arizona Charlie’s, LLC (Decatur)	WELLS FARGO BANK, N.A.		Visa/Mastercard

SCHEDULE 5.2-3

Name of Depositary
Grantor	Bank	Account Number	Account Name
Arizona Charlie’s, LLC (Decatur)	WELLS FARGO BANK, N.A.		American Express

Arizona Charlie’s, LLC (Decatur)	WELLS FARGO BANK, N.A.		Diners/Discover

Arizona Charlie’s, LLC (Decatur)	WELLS FARGO BANK, N.A.		Debit Cards

Fresca, LLC (dba Arizona Charlie’s East)	WELLS FARGO BANK, N.A.		General Operating

Fresca, LLC (dba Arizona Charlie’s East)	WELLS FARGO BANK, N.A.		Payroll

Fresca, LLC (dba Arizona Charlie’s East)	WELLS FARGO BANK, N.A.		Workers Comp

Fresca, LLC (dba Arizona Charlie’s East)	WELLS FARGO BANK, N.A.		Cage / Jackpot

Fresca, LLC (dba Arizona Charlie’s East)	WELLS FARGO BANK, N.A.		Pari-Mutual

Fresca, LLC (dba Arizona Charlie’s East)	WELLS FARGO BANK, N.A.		Dealer Tips (non pledgeable)

Fresca, LLC (dba Arizona Charlie’s East)	WELLS FARGO BANK, N.A.		Visa/Mastercard

Fresca, LLC (dba Arizona Charlie’s East)	WELLS FARGO BANK, N.A.		American Express

Fresca, LLC (dba Arizona Charlie’s East)	WELLS FARGO BANK, N.A.		Diners/Discover

Fresca, LLC (dba Arizona Charlie’s East)	WELLS FARGO BANK, N.A.		Debit Cards

Stratosphere Gaming LLC	Bank of America – Commercial Banking		Systems Failure related to Pari-Mutual Wagering (non pledgeable)

Arizona Charlie’s, LLC (Decatur)	Bank of America – Commercial Banking		Systems Failure related to Pari-Mutual Wagering (non pledgeable)

Fresca, LLC (dba Arizona Charlie’s East)	Bank of America – Commercial Banking		Systems Failure related to Pari-Mutual Wagering (non pledgeable)

Aquarius Gaming LLC (dba Aquarius Casino Resort)	Bank of America – Commercial Banking		Systems Failure related to Pari-Mutual Wagering (non pledgeable)

SCHEDULE 5.2-4

Name of Depositary
Grantor	Bank	Account Number	Account Name
W2007 Aquarius Propco, L.P.	Bank of America – LaSalle Global Trust Services		Reserves (account to be terminated upon closing of the transaction or shortly thereafter)
Commodity Contracts and Commodities Accounts:

Name of Commodities
Grantor	Intermediary	Account Number	Account Name
None.
II. INTELLECTUAL PROPERTY
(A)	Copyrights

Filing
			Application/Registration	Date/Issued
Grantor	Jurisdiction	Title of Work	Number (if any)	Date
W2007 Arizona Charlie’s Propco, L.P.	United States	Barbingo.	TXu-509-358	March 19, 1992

W2007 Stratosphere Propco, L.P.	United States	High roller at Stratosphere.	VAu-346-861	November 16, 1995

W2007 Stratosphere Propco, L.P.	United States	Stratosphere Las Vegas.	VAu-331-697	September 14, 1995

W2007 Stratosphere Propco, L.P.	United States	Stratosphere.	VAu-349-552	November 6, 1995
(B)	Material Copyright Licenses

Registration Number (if
	Description of Copyright	any) of underlying
Grantor	License	Copyright	Name of Licensor
None.
(C)	Patents

Patent
			Number/(Application	Issue Date/(Filing
Grantor	Jurisdiction	Title of Patent	Number)	Date)
None.
(D)	Material Patent Licenses

SCHEDULE 5.2-5

	Description of Patent	Patent Number of
Grantor	License	underlying Patent	Name of Licensor
None.
(E)	Trademarks

				Registration		Registration
			Application	Number/(Serial	Application	Date/(Filing
Grantor	Jurisdiction	Trademark	Number	Number)	Date	Date)
W2007 Stratosphere Propco, L.P.	Nevada	A WORLD ABOVE THE REST		SM00290284		8/8/96

W2007 Aquarius Propco, L.P.	United States of America	AQUARIUS - 18	78/840501	3290626	3/17/06	9/11/07

Aquarius Gaming LLC	United States of America	AQUARIUS - 35	78/840494	3446781	3/17/06	6/10/08

Aquarius Gaming LLC	United States of America	AQUARIUS - 41	78/840491	3433077	3/17/06	5/20/08

W2007 Aquarius Propco, L.P.	United States of America	AQUARIUS - 43	78/840469	3345860	3/17/06	11/27/07

W2007 Aquarius Propco, L.P.	United States of America	AQUARIUS - 43	78/840488	3345861	3/17/06	11/27/07

Aquarius Gaming LLC	United States of America	AQUARIUS - 44	78/840487		3/17/06

W2007 Aquarius Propco, L.P.	United States of America	AQUARIUS - 6	78/840511	3290627	3/17/06	9/11/07

W2007 Aquarius Propco, L.P.	United States of America	AQUARIUS & Design - 41	78/840473	3353991	3/17/06	12/11/07

W2007 Aquarius Propco, L.P.	United States of America	AQUARIUS & Design - 43	78/840475	3353992	3/17/06	12/11/07

Aquarius Gaming LLC	United States of America	AQUARIUS, CASINO, HOTEL & Design - 41	78/840480		3/17/06

Aquarius Gaming LLC	United States of America	AQUARIUS, CASINO, HOTEL & Design - 43	78/840482		3/17/06

W2007 Arizona Charlie’s Propco, L.P.	Nevada	ARIZONA CHARLIE’S INC.		TN00210524		1/21/98

SCHEDULE 5.2-6

				Registration		Registration
			Application	Number/(Serial	Application	Date/(Filing
Grantor	Jurisdiction	Trademark	Number	Number)	Date	Date)
W2007 Stratosphere Propco, L.P.	United States of America	BIG SHOT	75/145568	2212111	8/5/96	12/22/98

W2007 Stratosphere Propco, L.P.	Nevada	BIG SHOT		SM00290282		8/8/96

W2007 Arizona Charlie’s Propco, L.P.	Nevada	BINGO-THON		SM00240533		7/1/91

W2007 Arizona Charlie’s Propco, L.P.	Nevada	BINGO-THON (Stylized)		SM00240534		7/1/91

W2007 Arizona Charlie’s Propco, L.P.	Nevada	CHARLIE REWARDS		TM00340242		9/19/01

W2007 Arizona Charlie’s Propco, L.P.	Nevada	CHARLIE REWARDS CLUB		TN00340243		9/19/01

W2007 Arizona Charlie’s Propco, L.P.	Nevada	CHARLIE REWARDS PROGRAM		TN00340244		9/19/01

W2007 Stratosphere Propco, L.P.	United States of America	INSANITY THE RIDE & Design	78/537623	3054188	12/23/04	1/31/06

W2007 Stratosphere Propco, L.P.	United States of America	LOGO	74/676248	2070412	5/15/95	6/10/97

W2007 Arizona Charlie’s Propco, L.P.	Nevada	LOTTA-LOOT		SM0029569		11/20/96

W2007 Stratosphere Propco, L.P.	United States of America	LUCKY’S CAFE AT THE STRATOSPHERE & Design[1]	76/291440	2725446	7/27/01	6/10/03

W2007 Stratosphere Propco, L.P.	United States of America	LUCKY’S CAFE & Design	76/291439	2696511	7/27/01	3/11/03

W2007 Stratosphere Propco, L.P.	United States of America	NAGA	78/810327	3236531	2/8/06	5/1/07

[1]	The company is no longer using this mark and intends to allow the registration to be cancelled. Accordingly, it has not filed the Section 8 Declaration which was due by June 10, 2009.

SCHEDULE 5.2-7

				Registration		Registration
			Application	Number/(Serial	Application	Date/(Filing
Grantor	Jurisdiction	Trademark	Number	Number)	Date	Date)
W2007 Arizona Charlie’s Propco, L.P.	Nevada	NAUGHTY LADIES		TN00340475		1/29/02

W2007 Stratosphere Propco, L.P.	United States of America	NOBODY OFFERS YOU MORE! - 42	76/230888	2520000	3/26/01	12/18/01

W2007 Arizona Charlie’s Propco, L.P.	Nevada	PAYCHECK POKER		SM0021900		7/26/88

W2007 Arizona Charlie’s Propco, L.P.	Nevada	PRIZE POSSE & Design		SM00300888		4/13/98

W2007 Stratosphere Propco, L.P.	United States of America	ROMANCE AT TOP OF THE WORLD	78/812034	3189387	2/10/06	12/26/06

Stratosphere Gaming LLC	United States of America	STRAT - 16	77/561619		9/3/08

Stratosphere Gaming LLC	United States of America	STRAT - 18	77/561622		9/3/08

Stratosphere Gaming LLC	United States of America	STRAT - 21	77/561627		9/3/08

Stratosphere Gaming LLC	United States of America	STRAT - 25	77/561632		9/3/08

Stratosphere Gaming LLC	United States of America	STRAT - 41	77/561614		9/3/08

Stratosphere Gaming LLC	United States of America	STRAT - 43	77/561636		9/3/08

W2007 Stratosphere Propco, L.P.	Nevada	STRATOSPHERE		SM00280675		12/6/95

W2007 Stratosphere Propco, L.P.	Nevada	STRATOSPHERE		TM00280577		11/8/95

W2007 Stratosphere Propco, L.P.	United States of America	STRATOSPHERE - 41	75/012392	2086400	10/25/95	8/5/97

W2007 Stratosphere Propco, L.P.	United States of America	STRATOSPHERE - 42	75/012393	2086401	10/25/95	8/5/97

W2007 Stratosphere Propco, L.P.	Nevada	STRATOSPHERE & Design (Tower)		TM00280579		11/8/95

W2007 Stratosphere Propco, L.P.	Nevada	STRATOSPHERE & Design (Tower)		TM00280578		11/8/95

SCHEDULE 5.2-8

				Registration		Registration
			Application	Number/(Serial	Application	Date/(Filing
Grantor	Jurisdiction	Trademark	Number	Number)	Date	Date)
W2007 Stratosphere Propco, L.P.	United States of America	STRATOSPHERE LAS VEGAS & Design	78/810435	3212812	2/8/06	2/27/07

W2007 Stratosphere Propco, L.P.	United States of America	THE CHAPEL IN THE CLOUDS	76/423047	2868387	6/17/02	8/3/04

W2007 Stratosphere Propco, L.P.	United States of America	THE CRAZY ARMADILLO OYSTER BAR & Design	76/565398	2982669	12/3/03	8/9/05

Stratosphere Gaming LLC	United States of America	THE STRAT - 16	77/561661		9/3/08

Stratosphere Gaming LLC	United States of America	THE STRAT - 18	77/561666		9/3/08

Stratosphere Gaming LLC	United States of America	THE STRAT - 21	77/561670		9/3/08

Stratosphere Gaming LLC	United States of America	THE STRAT - 25	77/561672		9/3/08

Stratosphere Gaming LLC	United States of America	THE STRAT - 41	77/561656		9/3/08

Stratosphere Gaming LLC	United States of America	THE STRAT - 43	77/561675		9/3/08

W2007 Stratosphere Propco, L.P.	United States of America	TOP OF THE WORLD	75/012390	2072694	10/25/95	6/17/97

Stratosphere Gaming LLC	Nevada	TOWER PIZZERIA		E0114012009-1	2/26/09	2/26/09

W2007 Stratosphere Propco, L.P.	Nevada	ULTIMATE ACTION CASH		SM00350736		8/13/03

W2007 Stratosphere Propco, L.P.	United States of America	ULTIMATE REWARDS	76/426101	2826028	6/28/02	3/23/04

W2007 Stratosphere Propco, L.P.	Nevada	ULTIMATE REWARDS		SM00340979		8/30/02

W2007 Stratosphere Propco, L.P.	United States of America	X SCREAM	76/565397	2904610	12/3/03	11/23/04

W2007 Stratosphere Propco, L.P.	United States of America	BIG SHOT BAR	77/635347		12/17/08

American Casino & Entertainment Properties LLC	United States of America	GIFTS WORTH GETTING	77/721233		4/23/09

SCHEDULE 5.2-9

(F)	Material Trademark Licenses

	Description of	Registration Number of
Grantor	Trademark License	underlying Trademark	Name of Licensor
Arizona Charlie’s, Inc. (predecessor-in-interest to W2007 Arizona Charlie’s Propco, L.P.)	Service Mark License Agreement, dated as of August 1, 2000 (and amended pursuant to the Addendum to the Service Mark Agreement, dated August 10, 2009), entered into by and between Arizona Charlie’s, Inc. (predecessor-in-interest to W2007 Arizona Charlie’s Propco, L.P.) and Becker Gaming, Inc., whereby Becker granted Arizona Charlie’s, Inc. an exclusive license to use the mark, ARIZONA CHARLIE’S (including U.S. Reg. No. 2,213,115 and U.S. Ser. No. 77/799,694)	Including U.S. Reg. No. 2,213,115 and U.S. Ser. No. 77/799,694	Becker Gaming, Inc.
(G)	Material Trade Secret Licenses

Description of Trade
Grantor	Secret License	Name of Licensor
None.
III. COMMERCIAL TORT CLAIMS

Grantor	Commercial Tort Claims
None.
IV. LETTER-OF-CREDIT RIGHTS

Grantor	Description of Letters of Credit
None.

SCHEDULE 5.2-10

V. WAREHOUSEMAN, BAILEES AND OTHER THIRD PARTIES IN POSSESSION OF COLLATERAL

Grantor	Description of Property	Name and Address of Third Party
None.

SCHEDULE 5.2-11

SCHEDULE 5.4 TO
PLEDGE AND SECURITY AGREEMENT
FINANCING STATEMENTS:

Grantor	Filing Jurisdiction(s)
American Casino & Entertainment Properties LLC	DE

ACEP Finance Corp.	DE

Aquarius Gaming LLC	NV

Arizona Charlie’s, LLC	NV

Charlie’s Holding LLC	DE

Fresca, LLC	NV

Stratosphere Advertising Agency LLC	DE

Stratosphere Development, LLC	DE

Stratosphere Gaming LLC	NV

Stratosphere Land LLC	DE

Stratosphere Leasing, LLC	DE

Stratosphere LLC	DE

W2007 ACEP First Mezzanine A Borrower, L.P.	DE

W2007 ACEP First Mezzanine A Gen-Par, L.L.C.	DE

W2007 ACEP First Mezzanine B Borrower, L.P.	DE

W2007 ACEP First Mezzanine B Gen-Par, L.L.C.	DE

W2007 Aquarius Gen-Par, L.L.C.	DE

W2007 Aquarius Propco, L.P.	DE

W2007 Arizona Charlie’s Gen-Par, L.L.C.	DE

W2007 Arizona Charlie’s Propco, L.P.	DE

SCHEDULE 5.4-1

Grantor	Filing Jurisdiction(s)
W2007 Fresca Gen-Par, L.L.C.	DE

W2007 Fresca Propco, L.P.	DE

W2007 Stratosphere Gen-Par, L.L.C.	DE

W2007 Stratosphere Land Gen-Par, L.L.C.	DE

W2007 Stratosphere Land Propco, L.P.	DE

W2007 Stratosphere Propco, L.P.	DE

SCHEDULE 5.4-2

SCHEDULE 5.6
TO PLEDGE AND SECURITY AGREEMENT
Intellectual Property Claims
1)	On July 20, 2009, Fender Musical Instruments Corporation (“Fender”) filed an opposition before the Trademark Trial and Appeal Board in the United States Patent and Trademark Office, opposing registration of the intent-to-use applications listed below, alleging that such applications dilute Fender’s registration for STRAT (Reg. No. 1058385) in Class 15 for Electric Guitars:
THE STRAT (Ser. No. 77561672)
THE STRAT (Ser. No. 77561675)
STRAT (Ser. No. 77561619)
STRAT (Ser. No. 77561614)
STRAT (Ser. No. 77561622)
STRAT (Ser. No. 77561627)
STRAT (Ser. No. 77561632)
STRAT (Ser. No. 77561636)
THE STRAT (Ser. No. 77561656)
THE STRAT (Ser. No. 77561661)
THE STRAT (Ser. No. 77561666)
THE STRAT (Ser. No. 77561670)
Stratosphere Gaming LLC is currently evaluating the merits of this opposition.

2)	On March 12, 2009, the United States Patent and Trademark Office issued a non-final Office Action denying registration of BIG SHOT BAR (Ser. No. 77635347) on the bases of likelihood of confusion with BST Group, Inc.’s registration for BIG SHOTZ TAVERN (Reg. No. 3404021) and disclaimer of the word “BAR.” W2007 Stratosphere Propco, L.P. is currently evaluating the arguments set forth in this Office Action.

SCHEDULE 5.6-1

EXHIBIT A
TO PLEDGE AND SECURITY AGREEMENT
FORM OF PLEDGE SUPPLEMENT
     This PLEDGE SUPPLEMENT, dated as of [ ], 20[ ], is delivered by [NAME OF GRANTOR], a [NAME OF STATE OF INCORPORATION AND TYPE OF ORGANIZATION] (the “Grantor”), pursuant to the Pledge and Security Agreement, dated as of August 14, 2009 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among American Casino & Entertainment Properties LLC, ACEP Finance Corp., the other Grantors named therein, and The Bank of New York Mellon, as Collateral Trustee. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.
     Grantor hereby confirms the grant to the Collateral Trustee set forth in the Security Agreement of, and does hereby grant to the Collateral Trustee, a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Secured Debt Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required to be provided pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.
          SUBJECT TO ANY APPLICABLE GAMING LAWS, THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).
[The remainder of this page is intentionally left blank.]

EXHIBIT A-1

     IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as the date first written above.

[NAME OF GRANTOR]

By:
Name:
Title:

EXHIBIT A-2

SUPPLEMENT TO SCHEDULE 5.1
TO PLEDGE AND SECURITY AGREEMENT
Additional Information:
GENERAL INFORMATION
(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Chief Executive
Office/Sole Place of
Business (or
Full Legal	Type of	Jurisdiction of	Residence if Grantor
Name	Organization	Organization	is a Natural Person)	Organization I.D.#

(B)	Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:

Full Legal Name	Trade Name or Fictitious Business Name

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past two (2) years:

Grantor	Date of Change	Description of Change

(D)	Agreements pursuant to which any Grantor is bound as debtor within past two (2) years:

Grantor	Description of Agreement

EXHIBIT A-3

SUPPLEMENT TO SCHEDULE 5.2
TO PLEDGE AND SECURITY AGREEMENT
COLLATERAL IDENTIFICATION
I. INVESTMENT RELATED PROPERTY
Pledged Debt:

		Original	Outstanding
		Principal	Principal
Grantor	Issuer	Amount	Balance	Issue Date	Maturity Date

Securities Account:

Share of Securities
Grantor	Intermediary	Account Number	Account Name

Deposit Accounts:

Name of Depositary
Grantor	Bank	Account Number	Account Name

Commodities Accounts:

Name of Commodities
Grantor	Intermediary	Account Number	Account Name

II. INTELLECTUAL PROPERTY
(A)	Copyrights

			Registration	Registration Date
Grantor	Jurisdiction	Title of Work	Number (if any)	(if any)

(B)	Material Copyright Licenses

EXHIBIT A-4

Registration Number (if
	Description of Copyright	any) of underlying
Grantor	License	Copyright	Name of Licensor

(C)	Patents

Patent
			Number/(Application	Issue Date/(Filing
Grantor	Jurisdiction	Title of Patent	Number)	Date)

(D)	Material Patent Licenses

	Description of Patent	Patent Number of
Grantor	License	Underlying Patent	Name of Licensor

(E)	Trademarks

Registration
			Number/(Serial	Registration
Grantor	Jurisdiction	Trademark	Number)	Date/(Filing Date)

(F)	Material Trademark Licenses

	Description of	Registration Number of
Grantor	Trademark License	underlying Trademark	Name of Licensor

(G)	Material Trade Secret Licenses

Description of Trade
Grantor	Secret License	Name of Licensor

EXHIBIT A-5

III. COMMERCIAL TORT CLAIMS

Grantor	Commercial Tort Claims

IV. LETTER-OF-CREDIT RIGHTS

Grantor	Description of Letters of Credit

V. WAREHOUSEMAN, BAILEES AND OTHER THIRD PARTIES IN POSSESSION OF COLLATERAL

Grantor	Description of Property	Name and Address of Third Party

EXHIBIT A-6

SUPPLEMENT TO SCHEDULE 5.4 TO
PLEDGE AND SECURITY AGREEMENT
Financing Statements:

Grantor	Filing Jurisdiction(s)

EXHIBIT A-7

SUPPLEMENT TO SCHEDULE 5.6
TO PLEDGE AND SECURITY AGREEMENT
INTELLECTUAL PROPERTY CLAIMS

EXHIBIT A-8

EXHIBIT B
TO PLEDGE AND SECURITY AGREEMENT
FORM OF RESTRICTED ACCOUNT AND SECURITIES ACCOUNT CONTROL AGREEMENT
See Attached.

EXHIBIT B-1

EXHIBIT C
TO PLEDGE AND SECURITY AGREEMENT
FORM OF UNCERTIFICATED SECURITIES CONTROL AGREEMENT
     This Uncertificated Securities Control Agreement dated as of [                    ], 20[___] among [                                        ] (the “Pledgor”), The Bank of New York Mellon, as Collateral Trustee for the Secured Parties, (the “Collateral Trustee”) and [                    ], a [                    ] [corporation] (the “Issuer”). Capitalized terms used but not defined herein shall have the meaning assigned in the Pledge and Security Agreement dated as of August 14, 2009 among the Pledgor, the other Grantors party thereto and the Collateral Trustee (the “Security Agreement”). All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.
     Section 1. Registered Ownership of Shares. The Issuer hereby confirms and agrees that as of the date hereof the Pledgor is the registered owner of [                    ] shares of the Issuer’s [common] stock (the “Pledged Shares”) and the Issuer shall not change the registered owner of the Pledged Shares without the prior written consent of the Collateral Trustee.
     Section 2. Instructions. If at any time the Issuer shall receive instructions originated by the Collateral Trustee relating to the Pledged Shares, the Issuer shall comply with such instructions without further consent by the Pledgor or any other person.
     Section 3. Additional Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Collateral Trustee:
     (a) It has not entered into, and until the termination of this agreement will not enter into, any agreement with any other person relating the Pledged Shares pursuant to which it has agreed to comply with instructions issued by such other person; and
     (b) It has not entered into, and until the termination of this agreement will not enter into, any agreement with the Pledgor or the Collateral Trustee purporting to limit or condition the obligation of the Issuer to comply with Instructions as set forth in Section 2 hereof.
     (c) Except for the claims and interest of the Collateral Trustee and of the Pledgor in the Pledged Shares, the Issuer does not know of any claim to, or interest in, the Pledged Shares. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Shares, the Issuer will promptly notify the Collateral Trustee and the Pledgor thereof.
     (d) This Uncertificated Securities Control Agreement is the valid and legally binding obligation of the Issuer.
     Section 4. Choice of Law. Subject to any applicable Gaming Laws, this Agreement shall be governed by the laws of the State of New York.
     Section 5. Conflict with Other Agreements. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered

EXHIBIT C-1

into, the terms of this Agreement shall prevail; provided that the exercise of any right or remedy by the Collateral Trustee hereunder are subject to the provisions of the Collateral Trust Agreement (as defined in the Security Agreement) and that in the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement will govern as between the Debtor and the Collateral Trustee. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.
     Section 6. Voting Rights. Until such time as the Collateral Trustee shall otherwise instruct the Issuer in writing, the Pledgor shall have the right to vote the Pledged Shares.
     Section 7. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Trustee may assign its rights hereunder only with the express written consent of the Issuer and by sending written notice of such assignment to the Pledgor.
     Section 8. Limitation of Liability; Indemnification of Issuer. The Pledgor and the Collateral Trustee hereby agree that (a) the Issuer is released from any and all liabilities to the Pledgor and the Collateral Trustee arising from the terms of this Agreement and the compliance of the Issuer with the terms hereof, except to the extent that such liabilities arise from the Issuer’s negligence and (b) the Pledgor, its successors and assigns shall at all times indemnify and save harmless the Issuer from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Issuer with the terms hereof, except to the extent that such arises from the Issuer’s negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.
     Section 9. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Pledgor:	[Name and Address of Pledgor] Attention: [ ] Telecopier: [ ]

Collateral Trustee:	The Bank of New York Mellon 101 Barclay – 4 East New York, New York 10286 Attention: Anthony Bausa, GS-ACEP Telecopier: (212) 815-5917

Issuer:	[Insert Name and Address of Issuer] Attention: [ ] Telecopier: [ ]
     Any party may change its address for notices in the manner set forth above.

EXHIBIT C-2

     Section 10. Termination. The obligations of the Issuer to the Collateral Trustee pursuant to this Control Agreement shall continue in effect until the security interests of the Collateral Trustee in the Pledged Shares have been terminated pursuant to the terms of the Security Agreement and the Collateral Trustee has notified the Issuer of such termination in writing. The Collateral Trustee agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Issuer upon the request of the Pledgor on or after the termination of the Collateral Trustee’s security interest in the Pledged Shares pursuant to the terms of the Security Agreement. The termination of this Control Agreement shall not terminate the Pledged Shares or alter the obligations of the Issuer to the Pledgor pursuant to any other agreement with respect to the Pledged Shares.
     Section 11. Compliance with Gaming Laws. The Pledgor and the Collateral Trustee expressly acknowledge and agree that the performance of their respective obligations and the exercise of their respective rights and remedies under this Agreement are subject to the mandatory provisions of the Gaming Laws.
     Section 12. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[NAME OF PLEDGOR], as Pledgor

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Collateral Trustee

By:
Name:
Title:

[NAME OF ISSUER], as Issuer

By:
Name:
Title:

EXHIBIT C-3

Exhibit A
[Letterhead of Collateral Trustee]
[Date]
[Name and Address of Issuer]
Attention: [                                        ]
Re: Termination of Control Agreement
     You are hereby notified that the Uncertificated Securities Control Agreement between you, [Name of Pledgor] (the “Pledgor”) and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to Pledged Shares (as defined in the Uncertificated Control Agreement) from the Pledgor. This notice terminates any obligations you may have to the undersigned with respect to the Pledged Shares, however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Pledgor pursuant to any other agreement.
     You are instructed to deliver a copy of this notice by facsimile transmission to the Pledgor.

Very truly yours,

THE BANK OF NEW YORK MELLON, as Collateral Trustee

By:
Name:
Title:

EXHIBIT C-4

EXHIBIT D
TO PLEDGE AND SECURITY AGREEMENT
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT
See Attached.

EXHIBIT D-1